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                                                                     EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of March 28, 2000 (the "Agreement"), is entered into between Avistar Systems Corporation, a Delaware corporation ("Avistar-Delaware") and Avistar Systems Corporation, a Nevada corporation ("Avistar-Nevada"). Avistar-Delaware and Avistar-Nevada are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

        A. Avistar-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 211,000,000 shares. Of the authorized capital, 675,863 are designated Non-Voting Common Stock, $0.001 par value (the "Avistar-Delaware Non-Voting Common Stock") and 124,324,137 shares are designated Common Stock, $0.001 par value ("Avistar-Delaware Common Stock"). Of the authorized capital, 86,000,000 are designated as "Preferred Stock," $0.001 par value. Of the Preferred Stock, 80,000,000 of the authorized shares are designated as "Series A Preferred Stock" ("Avistar-Delaware Series A Preferred Stock"), 5,324,137 of the authorized shares of Preferred Stock are designated as "Series B-1 Preferred Stock" ("Avistar-Delaware Series B-1 Preferred Stock") and 675,863 of the authorized shares of Preferred Stock are designated as "Series B-2 Preferred Stock" ("Avistar-Delaware Series B-2 Preferred Stock"). As of the date of this Agreement, 1,000 shares of Avistar-Delaware Common Stock were issued and outstanding, all of which were held by Avistar-Nevada and no shares of Preferred Stock were outstanding.

        B. Avistar-Nevada is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 211,000,000 shares. Of the authorized capital, 675,863 are designated Non-Voting Common Stock, $0.001 par value (the "Avistar-Nevada Non-Voting Common Stock") and 124,324,137 shares are designated Common Stock, $0.001 par value ("Avistar-Nevada Common Stock"). Of the authorized capital, 86,000,000 shares are designated as "Preferred Stock," $0.001. Of the Preferred Stock, 80,000,000 of the authorized shares are designated as "Series A Preferred Stock" ("Avistar-Nevada Series A Preferred Stock"), 5,324,137 of the authorized shares of Preferred Stock are designated as "Series B-1 Preferred Stock" ("Avistar-Nevada Series B-1 Preferred Stock") and 675,863 of the authorized shares of Preferred Stock are designated as "Series B-2 Preferred Stock" ("Avistar-Nevada Series B-2 Preferred Stock"). As of March 28, 2000, the effective date of the Action by Written Consent of Shareholders by which this Agreement was approved by the shareholders of Avistar-Nevada, 8,356,652 shares of Avistar-Nevada Common Stock were issued and outstanding, no shares of Avistar-Nevada Non-Voting Common Stock were issued or outstanding, 80,000,000 shares of Avistar-Nevada Series A Preferred Stock were issued and outstanding, 4,660,980 shares of Avistar-Nevada Series B-1 Preferred Stock were issued and outstanding and 675,863 shares of Avistar-Nevada Series B-2 Preferred Stock were issued and outstanding.

        C. The Board of Directors of Avistar-Nevada has determined that, for the purpose of effecting reincorporation of Avistar-Nevada in the State of Delaware, it is advisable and in the best interests of Avistar-Nevada and its shareholders that Avistar-Nevada merge with and into Avistar-Delaware upon the terms and conditions provided herein.

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        D. The respective Boards of Directors of Avistar-Delaware and
Avistar-Nevada have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Avistar-Delaware and Avistar-Nevada hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

        1. MERGER

                (a) Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Nevada Revised Statutes, Avistar-Nevada shall be merged with and into Avistar-Delaware (the "Merger"), the separate existence of Avistar-Nevada shall cease and Avistar-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Avistar-Delaware Corporation.

                (b) Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

                        (i) This Agreement and Merger was adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Nevada Revised Statutes on March 28, 2000 and March 28, 2000, respectively;

                        (ii) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

                        (iii) The executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

                        (iv) With respect to Avistar-Nevada, an executed Agreement and Plan of Merger meeting the requirements of the Nevada Revised Statutes shall have been filed with the Secretary of State of the State of Nevada.

                Pursuant to Section 251 of the Delaware General Corporation Law and the Nevada Revised Statutes, the date and time when the Merger shall become effective, shall be the date upon which subsections (i), (ii) and (iii) of this
Section 1(b) are satisfied and as to Avistar-Nevada on the day subsection (iv) is satisfied, is herein called the "Effective Date of the Merger."

                (c) Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Avistar-Nevada shall cease and Avistar-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Avistar-Nevada's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and properties of Avistar-Nevada in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its


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debts, liabilities and obligations as constituted immediately prior to the
Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Avistar-Nevada in the same manner as if Avistar-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Nevada General and Business Corporation Law.

        2. CHARTER DOCUMENTS DIRECTORS AND OFFICERS

                (a) Certificate of Incorporation. The Certificate of Incorporation of Avistar-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

                (b) Bylaws. The Bylaws of Avistar-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

                (c) Directors and Officers. The directors and officers of Avistar-Nevada immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

        3. MANNER OF CONVERSION OF STOCK

                (a) Avistar-Nevada Common Stock. Upon the Effective Date of the Merger, each share of Avistar-Nevada Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for 1 share of fully paid and nonassessable Common Stock, $0.001 par value, of Avistar-Delaware. No fractional share interests of Avistar-Delaware Common Stock shall be issued. In lieu thereof, any fractional shares of the Avistar-Delaware Common Stock that would otherwise be issuable to holders of Avistar-Nevada Common Stock (after aggregating all such shares of Avistar-Delaware's Common Stock to which each holder is entitled) shall be rounded up to the nearest whole share.

                (b) Avistar-Nevada Non-Voting Common Stock. Upon the Effective Date of the Merger, each share of Avistar-Nevada Non-Voting Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for 1 share of fully paid and nonassessable Non-Voting Common Stock, $0.001 par value, of Avistar-Delaware. No fractional share interests of Avistar-Delaware Non-Voting Common Stock shall be issued. In lieu thereof, any fractional shares of the Avistar-Delaware Non-Voting Common Stock that would otherwise be issuable to holders of Avistar-Nevada Non-Voting Common Stock (after aggregating all such shares of Avistar-Delaware's Non-Voting Common Stock to which each holder is entitled) shall be rounded up to the nearest whole share.


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                (c) Avistar-Nevada Series A Preferred Stock. Upon the Effective
Date of the Merger, each share of Avistar-Nevada Series A Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one share of fully paid and nonassessable Series A Preferred Stock, $0.001 par value, of Avistar-Delaware.

                (d) Avistar-Nevada Series B-1 Preferred Stock. Upon the Effective Date of the Merger, each share of Avistar-Nevada Series B-1 Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one share of fully paid and nonassessable Series B-1 Preferred Stock, $0.001 par value, of Avistar-Delaware.

                (e) Avistar-Nevada Series B-2 Preferred Stock. Upon the Effective Date of the Merger, each share of Avistar-Nevada Series B-2 Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one share of fully paid and nonassessable Series B-2 Preferred Stock, $0.001 par value, of Avistar-Delaware.

                (f) Avistar-Nevada Options, Warrants, Stock Purchase Rights and Convertible Securities.

                        (i) Upon the Effective Date of the Merger,
Avistar-Delaware shall assume the obligations of Avistar-Nevada under, and continue, the option plans (including without limitation the Avistar-Nevada 1997 Stock Option Plan, as amended through the date hereof (the "Stock Plan") and all other employee benefit plans of Avistar-Nevada. Each outstanding and unexercised option, warrant, other right to purchase or security convertible into Avistar-Nevada Common Stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, warrant, right to purchase or a security convertible into Avistar-Delaware Common Stock on the basis of 1 share of Avistar-Delaware's Common Stock, for each one share of Avistar-Nevada Common Stock issuable pursuant to any such Avistar-Nevada Right, rounded down to the nearest whole share, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Avistar-Nevada Right at the Effective Date of the Merger divided by 1, rounded up to the nearest whole cent.

                        (ii) A number of shares of Avistar-Delaware's Common Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights and convertible securities equal to 1 times the number of shares of Avistar-Nevada Common Stock so reserved immediately prior to the Effective Date of the Merger.

                        (iii) Each Right so assumed by Avistar-Delaware under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Stock Plan or other governing agreement, as the case may be, and/or as provided in the respective agreements governing such Rights immediately prior to the Effective Date of the Merger.


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                        (iv) It is the intention of the parties that the Rights
assumed by Avistar-Delaware qualify following the Effective Date of the Merger as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent the Rights qualified as incentive stock options immediately prior to the Effective Date of the Merger. In addition, as "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code, as amended) shall be accorded to the optionees pursuant to the assumption of these options.

                        (v) Promptly following the Effective Date of the Merger, Avistar-Delaware will issue to each holder of outstanding Rights a document evidencing the foregoing assumption of such Rights by Avistar-Delaware.

                        (vi) At the Effective Date of the Merger, Avistar-Nevada shall assign to Avistar-Delaware any and all rights of repurchase pertaining to shares of Avistar-Nevada Common Stock issued upon exercise of stock options, pursuant to stock purchase agreements or otherwise.

                (g) Avistar-Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Avistar-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

        4. Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Avistar-Nevada Common Stock, Avistar-Nevada Non-Voting Common Stock, Avistar-Nevada Series A Preferred Stock, Avistar-Nevada Series B-1 Preferred Stock or Avistar-Nevada Series B-2 Preferred Stock may, at such shareholder's option, surrender the same for cancellation to such institution as Avistar-Delaware shall appoint at the time to act as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Avistar-Delaware Common Stock, Avistar-Delaware Non-Voting Common Stock, Avistar-Delaware Series A Preferred Stock, Avistar-Delaware Series B-1 Preferred Stock or Avistar-Delaware Series B-2 Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Avistar-Nevada Common Stock, Avistar-Nevada Non-Voting Common Stock, Avistar-Nevada Series A Preferred Stock, Avistar-Nevada Series B-1 Preferred Stock or Avistar-Nevada Series B-2 Preferred Stock shall be deemed for all purposes to represent the number of whole shares of Avistar-Delaware Common Stock, Avistar-Delaware Non-Voting Common Stock, Avistar-Delaware Series A Preferred Stock, Avistar-Delaware Series B-1 Preferred Stock or Avistar-Delaware Series B-2 Preferred Stock into which such shares of Avistar-Nevada Common Stock, Avistar-Nevada Non-Voting Common Stock, Avistar-Nevada Series A Preferred Stock, Avistar-Nevada Series B-1 Preferred Stock or Avistar-Nevada B-2 Preferred Stock were converted in the Merger.

        The registered owner on the books and records of Avistar-Delaware or the Exchange Agent of any such outstanding certificate, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Avistar-Delaware or the Exchange Agent, shall have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Avistar-Delaware Common Stock, Avistar-Delaware Non-Voting Common Stock, Avistar-Delaware Series A Preferred Stock, Avistar-Delaware Series B-1 Preferred


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Stock and Avistar-Delaware Series B-2 Preferred Stock represented by such outstanding certificate as provided above.

        Each certificate representing Avistar-Delaware Common Stock, Avistar-Delaware Non-Voting Common Stock, Avistar-Delaware Series A Preferred Stock, Avistar-Delaware Series B-1 Preferred Stock or Avistar-Delaware Series B-2 Preferred Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Avistar-Nevada so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of Avistar-Delaware in compliance with applicable laws.

        If any certificate for shares of Avistar-Delaware Common Stock, Avistar-Delaware Non-Voting Common Stock, Avistar-Delaware Series A Preferred Stock, Avistar-Delaware Series B-1 Preferred Stock or Avistar-Delaware Series B-2 Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Avistar-Delaware that such tax has been paid or is not payable.

        5. GENERAL

                (a) Additional Covenants. Avistar-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

                        (i) qualify to do business as a foreign corporation in the State of Nevada, and in connection therewith irrevocably appoint an agent for service of process as required under Section 351.458 of the Nevada Revised Statutes;

                        (ii) file any and all documents with the appropriate tax authority of the State of Nevada necessary for the assumption by Avistar-Delaware of all of the corporate and/or franchise tax liabilities of Avistar-Nevada; and

                        (iii) such other actions as may be required by the Nevada Revised Statutes.

                (b) Further Assurances. From time to time, as and when required by Avistar-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Avistar-Nevada such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Avistar-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Avistar-Nevada and otherwise to carry out the purposes of this Agreement, and the officers and directors of Avistar-Delaware are fully authorized in the name and on behalf of Avistar-Nevada or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                (c) Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the


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Board of Directors of Avistar-Delaware or Avistar-Nevada, notwithstanding the approval of this Agreement by the shareholders of Avistar-Delaware or Avistar-Nevada, or by both.

                (d) Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

                (e) Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

                (f) Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94063 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

                (g) Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Nevada Revised Statutes.

                (h) Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Avistar-Delaware and Avistar-Nevada, is hereby executed on behalf of each of such corporations and attested by their respective officers thereunto duly authorized.

                                            AVISTAR SYSTEMS CORPORATION
                                            a Delaware corporation

                                            By:
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ATTEST:


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                                            AVISTAR SYSTEMS CORPORATION
                                            a Nevada corporation

                                            By:
                                               ---------------------------------

ATTEST:


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